                                                                   EXHIBIT 10.2


                  The attached form of Employment Agreement is being entered into by each of the following individuals, and the Employment Agreements will be substantively the same as the attached form except for (i) the insertion of employee titles, as set forth below and (ii) the choice of governing law, which in each case shall be the law of the state in which the employee's main office is located.

Name                                               Title
- ----                                               -----
James S. Harrington                                President and Secretary

Duane A. Gawron                                    Treasurer and Vice-President

John E. Pylak                                      Vice-President

Kurt Cieszkowski                                   Vice-President

                              EMPLOYMENT AGREEMENT


                  AGREEMENT made and entered into this 17th day of May, 1996, by and between Connectivity Products Incorporated, a Delaware corporation (hereinafter referred to as the "Company") and [__________________] (hereinafter referred to as "the Employee").

                  WHEREBY, it is agreed as follows:

                  1. Subject to the provisions of Paragraph 2 hereof, the Company shall employ the Employee, and Employee agrees to perform services for the Company as _______________ of the Company, or such other executive duties and in executive positions as may be directed from time to time by the Board of Directors of the Company, for the period from the date of the Closing (as hereinafter defined) through the third anniversary date thereof (the "Term of Employment," which term shall include any period of employment by the Company subsequent to such third anniversary).

                  2. The effectiveness of this Agreement is subject to the closing of the transactions contemplated by the Stock Redemption and Purchase Agreement of even date herewith (the "Purchase Agreement") entered into by and among the Company, the shareholders of the Company and Tigera Group, Inc. ("Tigera"). Upon such closing (the "Closing"), this Agreement shall become effective and the Employment Agreement dated October 3, 1995 by and between the Company and the Employee (the "Prior Employment Agreement") shall in all respects terminate (including without limitation any provisions thereof that, by such terms, are to survive the termination of the Prior Employment Agreement and the Employee's employment thereunder), no further amounts shall be payable thereunder and neither party shall have any liability arising thereunder, and the Prior Employment Agreement shall thereafter be of no further force or effect. In the event that the Purchase Agreement is terminated prior to the Closing, then this Agreement shall be null and void ab initio and the Prior Employment Agreement shall remain in full force and effect.

                  3. During the Term of Employment, Employee shall at all times be subject to direction of the Board of Directors of the Company. Employee shall devote substantially all of his business time and, consistent with current practices, his best efforts, attention and energies to the Company's business, and the Employee shall not during the Term of Employment be engaged in any other substantial business activity, whether or not such business activity is pursued for gain, profit, or any pecuniary advantage; provided, however, that the Company may consent in writing to Employee engaging in other business activities and provided further, that, except as restricted by Paragraph 4, Employee may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made.

                  4. (a) Employee acknowledges that in and as a result of his employment by the Company he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as the Company's patents, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, pricing structures, compensation structures, marketing strategies, and lists and identities of customers, as well as the nature and type of services rendered by the Company, the products, the equipment, and methods used and preferred by the Company's customers, and the prices and fees paid by them (all of which are deemed for all purposes confidential and proprietary information). The Employee hereby agrees that it is reasonable and necessary for the protection of the Company that the Employee agree, and as a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated, Employee hereby covenants and agrees, that the Employee will not (nor will any member of Employee's immediate family that resides with Employee), directly or indirectly, except for the benefit of the Company or its affiliates (which for purposes of this Agreement shall mean any person or entity directly or indirectly controlling, controlled by or under common control with the Company), or with the prior written consent of the Company's Board of Directors, which consent may be granted or withheld at the Board's sole discretion:

                           (i) during the Noncompetition Period (as hereinafter
                  defined), become an officer, director,
                  stockholder, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer, consultant or otherwise, or have a financial interest in or be associated with any other person, corporation, firm or business that is a customer of or supplier to the Company or that is engaged in the wire and cable product manufacturing, distributing or assembling businesses anywhere in the United States or in any business directly or indirectly competitive with that of the Company or its affiliates, as then constituted, or himself engage in such business; provided, however, that nothing herein shall be construed to prohibit the Employee from owning not more than 5% of any class of securities (provided that the Employee and the other "Seller" parties to the Purchase Agreement do not own, in the aggregate, in excess of 10% of any such class of securities) issued by an entity which is subject to the reporting requirements of the Securities Exchange Act of 1934; and provided further, that the foregoing restrictions with respect to customers and suppliers of the Company (other than customers or suppliers that are themselves otherwise engaged in the wire and cable product manufacturing, distributing or assembling business) shall apply only so long as the Employee continues to be employed by or engaged as a consultant to the Company; or

                           (ii) during the Nonsolicitation Period (as
                  hereinafter defined), solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of the Employee or third parties, from parties who were customers of the Company, Tigera or Tigera's affiliates that are directly or indirectly controlled by Tigera ("Tigera's Downstream Affiliates"), any business similar to the business transacted by or with such customer by the Company or its affiliates; or

                           (iii) during the Nonsolicitation Period, accept or
                  cause or authorize, directly or indirectly, to be accepted for or on behalf of the Employee or for third parties, any such business from any such customers of the Company or of Tigera or Tigera's Downstream Affiliates; or

                           (iv) from and after the date hereof, use, publish,
                  disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company, Tigera or any of Tigera's Downstream Affiliates, relating to the business of the Company or the operations, employees or customers of the Company which constitutes proprietary or confidential information of the Company or Tigera or Tigera's Downstream Affiliates ("Confidential Information"), including without limitation any Confidential Information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, trademarks, patents, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents, but excluding any information to the extent expressly set forth in the Company's press releases or in publicly available documents filed with the Securities and Exchange Commission by the Company; provided, however, that this clause (iv) shall not be applicable to the extent that the Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after the Employee requests that the confidentiality of such Confidential Information be preserved; and provided further, that this clause (iv) shall not prohibit the Employee from disclosing Confidential Information to his accounting and legal advisors to the extent such advisors have agreed to preserve the confidentiality of such Confidential Information; or

                           (v) during the Nonsolicitation Period,

                                    (A) solicit, entice, persuade or induce,
                           directly or indirectly, any employee (or person who within the preceding 90 days was an employee) of the Company or its affiliates or any other person who is under contract with or rendering services to the Company or its affiliates, to terminate his or her employment by, or contractual relationship with, the Company or such affiliate or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for the Company or such affiliate or to become employed by or to enter into contractual relations with any person or entity other than the Company or such affiliate or to enter into a relationship with a competitor of the Company or its affiliates, or

                                    (B) authorize or assist in the taking of any
                           such actions by any person other than the Company or its affiliates.

                           (b) All lists, records files, and documents of any
type whatsoever (including but not limited to computer disks, cards (including, but not limited to, business cards, address cards and "rolodex" cards), magnetic tapes, or film), relating to the Company's business or the business of any of the Company's licensees or customers, which Employee shall prepare, use, or come into contact with, shall be and remain solely and exclusively the proprietary property of the Company and shall, at the termination of Employee's employment with the Company, be delivered to the Company, and Employee shall retain no excerpts, notes, photographs, photocopies, reproductions, samples, prototype models or copies thereof without the prior written approval of the Company. As used in this Paragraph 4,

"licensees" and "customers" shall include, in addition to those licensees and customers of the Company then existing, those prospective licensees or customers which the Company shall have solicited for the transaction of business or conducted business with during the term hereof.

                  (c) For purposes of this Agreement, the term "Noncompetition Period" shall mean the period commencing on the date of the Closing and ending on the later of (i) the third anniversary of the date of the Closing, or (ii) the date that the Employee ceases to be an employee of or consultant to the Company. For purposes of this Agreement, the term "Nonsolicitation Period" shall mean the period commencing on the date of the Closing and ending on the later of
(i) the fifth anniversary of the date of the Closing, or (ii) the second anniversary of the date that the Employee ceases to be an employee of or consultant to the Company.

                  (d) The invalidity or non-enforceability of this Paragraph 4 in any respect shall not affect the validity or enforceability of this Paragraph 4 in any other respect or of any other provisions of this Agreement. In the event that any provision of this Paragraph 4 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

                  (e) The Employee acknowledges that the Company would suffer irreparable harm if the Employee were to breach the provisions of this Paragraph 4 and that the Company's remedy at law for any such breach is and will be insufficient and inadequate and that in the event of such breach (or a threatened breach) of the provisions of this Paragraph 4, the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

                  5. During the Term of Employment, the Employee shall be paid by way of remuneration for his services a base salary of One Hundred Seventy-Five Thousand Dollars ($175,000.00) per year, payable in equal installments on normal paydays of salaried employees of the Company. In addition thereto, Employee shall be reimbursed for his reasonable and legitimate expenses (including travel and entertainment) in the performance of the duties required of him for the Company upon presentation of proper itemized accounts.

                  6. (a) In addition to the base salary described in Paragraph 5 hereof, Employee shall be entitled to an annual cash bonus (the "Annual Bonus") for each calendar year during the Term of Employment in an amount for each year equal to five percent (5%) of the amount by which (i) the Adjusted Bonus EBITDA (as hereinafter defined) of the Company for such year exceeds (ii) the Adjusted Bonus EBITDA of the Company for the calendar year prior to such year; provided, however, that (A) for calendar year 1996, the amount of the Annual Bonus shall be the amount equal to the product of (X) the amount by which (i) the Adjusted Bonus EBITDA of the Company for calendar year 1996 exceeds (ii) the Adjusted Bonus EBITDA of the Company for calendar year 1995, times (Y) a fraction, the numerator of which is the amount by which the Adjusted Bonus EBITDA of the Company for calendar year 1996 exceeds the Adjusted Bonus EBITDA of the Company for the portion of 1996 from January 1, 1996 through the Closing Date and the denominator of which is the Adjusted Bonus EBITDA of the Company for calendar year 1996; and (B) for the last calendar year of the Term of Employment, if not a full calendar year, the amount of the Annual Bonus shall be the amount equal to the amount by which (i) the Adjusted Bonus EBITDA of the Company for the portion of such calendar year prior to the termination of the Term of Employment exceeds (ii) the Adjusted Bonus EBITDA of the Company for the corresponding portion of the immediately preceding calendar year; and provided further, that the Annual Bonus for each calendar year (or portion thereof) shall not exceed the amount of base salary paid to the Employee for such year (or partial year).

                  (b) Two-thirds of the Annual Bonus shall be paid each year within 21 days following the delivery to the Board of

Directors of the Company's unaudited annual financial statements for such year prepared by the Company's management, and the remaining one-third of the Annual Bonus shall be paid each year within 30 days following the delivery to the Board of Directors of the Company's audited financial statements for such year; provided, however, that for the last calendar year of the Term of Employment, if not a full calendar year, two-thirds of the Annual Bonus for such year shall be paid within 21 days following the delivery to the Board of Directors of the Company's unaudited financial statements for the portion of such year prior to the termination of the Term of Employment, and the remaining one-third of the Annual Bonus for such year shall be paid within 30 days following completion of a review of such unaudited financial statements by the Company's outside auditors, but in any case not later than 60 days following delivery to the Board of Directors of such unaudited financial statements. Notwithstanding the foregoing, in the event that the Employee's employment is terminated for cause (as hereinafter defined) or if Employee terminates his employment in breach of this Agreement, then no Annual Bonus shall be earned in year of such termination or thereafter.

                  (c) For purposes of this Agreement, the term "Adjusted Bonus EBITDA" shall mean, for a particular period, the sum of the amounts for such period of (i) the consolidated net income (or loss) of the Company and its subsidiaries, plus (ii) the amount of Annual Bonuses payable to the "Sellers" (as defined in the Purchase Agreement) for such period, plus (iii) the amount of aggregate interest expense (net of interest income) of the Company, plus (iv) the amount of aggregate income tax expense of the Company, plus (v) the amount of aggregate depreciation expense of the Company, plus (vi) the amount of aggregate amortization expense of the Company, plus (vii) the amount of any extraordinary expenses, plus (viii) to the extent included as expense items in the calculation of the Company's consolidated net income, (A) the aggregate expense amount for compensation payable to persons who were employees or directors of Tigera or Victory Capital LLC immediately prior to the Closing, and
(B) the aggregate expense amount for rent and other office expenses payable by Tigera in respect of its New York City offices, and (C) the amount of any fees payable to public relations firms retained by Tigera, and (D) the amount of any legal fees payable in connection with the preparation of periodic reports and proxy statements required to be filed pursuant to the Securities Exchange Act of 1934, as amended, and (E) the aggregate amount of all other overhead expenses incurred by Tigera that are not related to the business or operations of the Company, other than the fees and expenses of Tigera's and the Company's accountants and auditors, minus (ix) the amount of any extraordinary income; in each case determined in accordance with generally accepted accounting principles in the United States as in effect from time to time, applied consistently with the Company's audited financial statements for the year ended December 31, 1995; provided, however, that the calculation of Adjusted Bonus EBITDA shall exclude any income (or loss) and any expense items of any business units acquired by the Company or its parent corporation after the Closing and to the extent included as expense items in the Company's consolidated net income, any fees and expenses incurred in connection with the acquisition of such acquired business units. Such definition of "Adjusted Bonus EBITDA" is not, and is not intended to be, the same as the definition in the Contingent Note (as defined in the Purchase Agreement) of the term "Adjusted EBITDA".

                  7. In the event that Employee shall be unable to perform, in the opinion of the Board of Directors of the Company, his required duties by reason of illness or incapacity ("Disability"), the Employee's compensation shall continue in full for the Term of Employment, except that with respect to the Annual Bonus, (i) the Annual Bonus for the year in which such Disability commences shall be equal to (A) the amount of such Annual Bonus determined in accordance with Paragraph 6 hereof for the full calendar year multiplied by (B) a fraction, the numerator of which is the number of days in such year prior to the commencement of such Disability and the denominator of which is 365; and
(ii) no Annual Bonus shall be earned for any year subsequent to the commencement of such Disability. In the event of such Disability, coverage under any insurance programs provided by the Company for the benefit of the Employee with regard to life insurance, sickness and accident disability, hospitalization and medical services, including major medical coverage, and income protection (hereinafter "benefit programs"), whether insured or paid by the Company, will to the extent permitted on commercially reasonable terms under the Company's then existing policies (but only to the extent that such benefit programs are specifically disclosed on the Schedules to the Purchase Agreement or are subsequently adopted by the Company after the Closing Date), be continued by the Company (to the maximum extent also maintained from time-to-time for elected officers of the Company) during such illness or incapacity, but not longer than the Term of Employment. In the event that Employee is unable to perform his required duties for the Company, but does perform services for any other person, firm, corporation, association or other entity, his disability shall be deemed to have terminated and the Company may forthwith terminate all compensation and insurance coverage.

                  8. In the event that Employee is discharged by the Company for cause, as defined hereunder, or the Employee resigns his employment in breach of this Agreement, then all compensation, benefits and benefit programs of every kind provided by the Company shall cease at the time of such discharge or resignation and no Annual Bonus shall be paid or deemed to be earned for the calendar year in which such discharge occurs; however, such termination shall not terminate or otherwise impair the provisions of this Agreement (including without limitation Paragraph 4 hereof) that, by their terms, are to survive the termination of the Term of Employment. Discharge for cause may be immediate and without prior notice. "Discharge for Cause" for purposes of this Agreement shall mean: 1) proven or admitted; a) embezzlement, or b) material dishonest misuse of Company funds or assets; 2) an admitted or proven act constituting a felony or misdemeanor (other than minor offenses such as traffic violations) or conviction for such act; 3) violation of the provisions of Paragraph 4 of this Agreement;
4) continued conduct materially adverse to the interests of the Company which does not cease within thirty (30) days of written notice from the Board of Directors of the Company; 5) repeated material failure by the Employee, after written warning by the Board of Directors, to perform the duties of his employment (including without limitation material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company); or 6) breach of any statutory or common law fiduciary duty of loyalty to the Company which is not cured within thirty (30) days of written notice from the Board of Directors of the Company.

                  9. In the event that the Employee is discharged by the Company other than for cause, death or disability, the Employee's compensation, including without limitation the Annual Bonus (to the extent provided in Paragraph 6 hereof), shall continue in full for the Term of Employment. If the Company so discharges the Employee other than for cause, death or disability and
(i) if the Company defaults in its obligation to continue to pay the Employee's compensation in accordance with the foregoing and such default continues for a period of thirty consecutive days, or (ii) if the Company is in material breach (after all applicable notice and grace periods) of its obligations to the Employee under the "Redemption Note" or the "Contingent Note" issued to the Employee under the Purchase Agreement, then notwithstanding the provisions of Paragraph 4(c) hereof, then the Noncompetition Period and the Nonsolicitation Period under this Agreement and, with respect to the Employee, the Noncompetition Period under the Purchase Agreement, shall terminate on the thirty-first day following such default. In the event of such discharge, coverage under all benefit plans and insurance programs provided by the Company for the benefit of the Employee shall terminate on the date of such discharge except to the extent continued pursuant to the Employee's rights under "COBRA" or other applicable law.

                  10. In the event of the Employee's death during the Term of Employment, the Employee's base salary shall continue to be paid in full for the Term of Employment and the Annual Bonus shall be paid in full (to the extent provided in Paragraph 6(a) hereof) for the year in which such death occurs. No Annual Bonus shall be payable for any year subsequent to the year of the Employee's death.

                  11. During the Term of Employment, the Company will provide Employee with life insurance, hospital and medical insurance, major medical insurance, and sickness and accident disability insurance, and include Employee in employee benefit plans, all in such amounts of coverage and under policies and plans at least equal to the maximum benefits afforded elected officers of the Company on the date hereof, but only to the extent that such policies and plans are specifically disclosed on the Schedules to the Purchase Agreement or are subsequently adopted by the Company after the Closing Date.

                  12. On the third anniversary of the date of the Closing, and on each anniversary of such date thereafter, unless either the Company or Employee shall have given to the other not less than 60 day's written notice prior to such anniversary date that such party does not intend to renew this Agreement, and unless Employee's employment by the Company shall then be or theretofore have been terminated, Employee's employment by the Company and the term of this Agreement shall automatically be deemed to be extended for an additional period of one (1) year; provided, however, that in the event of such extension the Company shall in each instance review prior to such 60-day period, and if deemed appropriate by the Board of Directors, revise or adjust, the compensation provisions of this Agreement. In the event that this Agreement is not so extended, then the Term of Employment shall terminate in accordance herewith; provided, however, that such termination shall not terminate or otherwise impair the provisions of this Agreement (including without limitation Paragraph 4 hereof) that, by their terms, are to survive the termination of the Term of Employment.

                  13. The Employee hereby agrees that all patents, patent applications, trademarks and service marks, and all trade secrets, inventions, technology, know-how, processes, and other proprietary information, whether or not patentable or copyrightable, (hereinafter referred to collectively as

"inventions") conceived or reduced to writing by the Employee while employed by the Company or any of its predecessor companies, whether alone or with others and whether during or after usual working hours, are and shall from inception be the exclusive property of the Company in perpetuity throughout the world, free of any claim whatsoever by the Employee or any other person, and the Company shall have the right to register the domestic and foreign copyright in and/or patent of such inventions in the Company's name or in the name of the Company's designee as owner and author (as employer for hire) and to secure any and all renewals and extensions of such copyright and/or patents. In the event and to the extent that, by operation of law or for any other reason, the Company or the Company's designee is not or cannot be an "employer for hire" (as such term is used for purposes of applicable copyright and/or patent law) as provided in the immediately preceding sentence, the Employee hereby assigns to the Company all of Employee's right and title in or to such designs and the domestic and foreign copyright or patent, as the case may be, in or to such designs, and all renewal and extensions of such copyright and or patents. Without limiting the generality of the foregoing, the Company and its subsidiaries, affiliates and licensees shall have the sole, exclusive and unlimited right throughout the world to manufacture or license the manufacture of products using, embodying or otherwise based upon or derived from such inventions; to sell, transfer, deal in or otherwise dispose of such inventions and/or such products throughout the world under any trademarks, trade names or labels designated by the Company; and to alter or modify such designs; all without any additional payments to the Employee; or, notwithstanding the provisions hereof, the Company and its subsidiaries, affiliates and licensees may, at their election, delay or refrain from doing any one or more of the foregoing. The Employee shall (without any additional compensation) upon the request of Board of Directors of the Corporation made from time to time promptly disclose in writing to the Board of Directors of the Company all such inventions. On request of the Company, the Employee shall (without any additional compensation), from time to time during and after the expiration or termination of his employment, execute and deliver such further instruments (including without limitation instruments of transfer and applications for copyrights, letters patent and assignments thereof) and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of such designs. The Employee hereby appoints the Company as his agent and attorney-in-fact to sign any such documents in his name and to make appropriate disposition of them consistent with this agreement. Said appointment constitute a power coupled with an interest and is irrevocable. All expenses of filing or prosecuting any patent or copyright applications shall be borne by the Company, but the Employee shall cooperate in filing and/or prosecuting any such application.

                  14. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. This Agreement shall be binding upon the heirs and personal representatives of Employee, but the rights and obligations of Employee are personal and may not be assigned except with respect to such benefits as may inure to Employee's estate by specific provision herein.

                  15. Any reference in this Agreement to action by the Company or by the Board of Directors of the Company (including without limitation any requirement for the consent of the Company or of the Board of Directors of the Company) shall for all purposes mean and refer to action taken or to be taken (or consent given) by a majority the full Board of Directors, and not be a committee thereof, which action (or consent) may be by resolution adopted at a meeting of the Board or Directors or (to the extent permitted by applicable corporate law) by written consent executed by not less than a majority of the directors of the Company.

                  16. If any provision or part of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision or part hereof which can be given effect without such invalid or unenforceable provision or part.

                  17. This writing constitutes the whole Agreement between the parties hereto with respect to the subject matter hereof and supersedes all other agreements, discussions and understandings with respect thereto, and there are no representations or warranties, express or implied, with respect thereto outside of this writing. This Agreement may be altered or amended only in writing executed by the parties hereto.

                  18. The applicable law of the [Commonwealth] [State] of _____________ shall be controlling with respect to all matters of enforcement and interpretation of this Agreement.

                  19. Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered mail, return receipt requested, if to the Employee, to his address as set forth on the signature page hereof; and if to the Company, to:

                                    Connectivity Products, Inc.
                                    c/o Donald T. Pascal
                                    667 Madison Avenue
                                    Suite 2500
                                    New York, NY 10021-8029

Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

                  20. Any reference in this Agreement to action by the Company (including without limitation any requirement for the consent of or election by the Company) shall for all purposes mean and refer to action taken or to be taken (or consent given) by the board of directors of the Company or by a committee of such board to which such authority has been delegated.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                                       CONNECTIVITY PRODUCTS INCORPORATED



                                       By:_____________________________________

                                                Its:___________________________


                                       EMPLOYEE



                                       ________________________________________
                                       Name:

                                       Address: